UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 19 2011

COMMUNICATIONS SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Minnesota	001-31588	41-0957999
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10900 Red Circle Drive, Minnetonka, MN		55343
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (952) 996-1674

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officer; Election of Directors; Appointment of Principal Officers.

(a)    Not applicable.

(b)    On May 19, 2011, Jeffrey K. Berg retired as President and Chief Executive Officer of Communications Systems, Inc. (“CSI”) concurrent with its Annual Meeting of Shareholders. Mr. Berg will continue as a member of CSI’s Board and provide consulting services pursuant to a consulting agreement supplied as Exhibit 99.1 to this Current Report on Form 8-K. See also the March 14, 2011 press release included as Exhibit 99.2 to this Current Report of Form 8-K.

(c)    On May 19, 2011, William G. Schultz became CSI’s President and Chief Executive Officer in accordance with a planned succession process. During the preceding year, Mr. Schultz served as Executive Vice President of Operations of CSI. Earlier Mr. Schultz served as Vice President of Marketing of the Company’s Transition Networks’ subsidiary from 2002 to October 2007 and, thereafter, until January 2011, was Transition Networks’ Vice President and General Manager. Effective May 19, 2011, Mr. Schult’z base compensation will increase from $235,000 to $285,000, and, as adjusted for his increased responsibilities as CEO, he will continue to participate in the Company’s annual and long term incentive compensation plans described in the Company’s Proxy Statement for the May 19, 2011 Annual Meeting of Shareholders (the “CSI 2011 Proxy Statement”). See also the March 14, 2011 press release included as Exhibit 99.2 to this Current Report of Form 8-K.

(d)    CSI’s directors elected Mr. Shultz to the Board of Directors concurrent with his appointment as the Company’s CEO on May 19, 2011,.

(e)    The Company’s Board of Directors and, as reported under Item 5.07 below, the Company’s shareholders have approved the Company’s 2011 Executive Incentive Compensation Plan effective as of May 19, 2011. The 2011 Executive Incentive Plan authorizes the Board or the Board’s Compensation Committee to make various forms of “Incentive Awards” to officers, key employees and non-employee directors, and, except in the case of equity compensation paid to directors, such Incentive Awards generally represent the opportunity to receive stock options, or earn stock or cash compensation, only if performance goals are achieved. Further information regarding the 2011 Executive Incentive Plan is provided in the CSI 2011 Proxy Statement under the caption “Proposal 3 – Approval of the Communications Systems Inc. 2011 Executive Compensation Plan” and such information is incorporated herein by reference. No Incentive Awards have been made to date to the Company’s executive officers under the 2011 Executive Incentive Plan. The 2011 Executive Incentive Plan is supplied herewith as Exhibit 99.3.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 19, 2011, Communications Systems, Inc. (the “Company”) held its 2011 Annual Meeting of Shareholders (the “Annual Meeting”). Of the 8,427,481 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting, 7,714,967 shares were present either in person or by proxy.

The following presents the matters considered by the Company’s shareholders at the Annual Meeting, how shares entitled to vote on each issue were voted, and the broker non-vote on each matter due to lack of instructions from beneficial owners.

Proposal 1. To elect three directors of the Company for terms expiring at the 2014 Annual Meeting of Shareholders.

Nominee	For	Withhold	Broker Non-Vote

Edwin C. Freeman	3,273,098	2,419,783	2,022,086
Luella G. Goldberg	3,275,475	2,417,406	2,022,086
Randall D. Sampson	3,637,921	2,054,960	2,022,086

Proposal 2. To ratify and approve the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2011.

For	Against	Abstain	Broker Non-Vote

7,663,727	47,899	3,341	-0-

Proposal 3. To ratify and approve the Company’s 2011 Executive Incentive Compensation Plan.

For	Against	Abstain	Broker Non-Vote

3,989,621	1,237,008	466,252	2,022,086

Proposal 4. To ratify and approve amendments to the Company’s Employee Stock Purchase Plan. See Exhibit 99.4.

For	Against	Abstain	Broker Non-Vote

5,125,960	101,145	465,776	2,022,086

Based on how shares entitled to vote on each matter were voted, at the Annual Meeting, the shareholders elected each of Mr. Freeman, Ms. Goldberg, and Mr. Sampson as directors of the Company for three year terms, ratified and approved the appointment of Deloitte & Touche LLP as the Company’s auditors for the 2011 fiscal year, ratified and approved the Company’s 2011 Executive Incentive Compensation Plan and ratified and approved amendments to the Company’s Employee Stock Purchase Plan.

The following are furnished as Exhibits to this Report:

Exhibit No.	Description of Exhibit

99.1	Consulting Agreement between the Company and Jeffrey K. Berg.
99.2	Press release dated March 14, 2011 announcing Mr. Schultz succeeding Mr. Berg as CEO.
99.3	Communications Systems Inc. 2011 Executive Compensation Plan
99.4	Communications Systems Inc. Employee Stock Purchase Plan, as amended through May 19, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Communications Systems, Inc.

By	/s/ David T. McGraw
David T. McGraw

Date:  May 25, 2011